CONFIDENTIAL

IMPORTANT INFORMATION

THE SECURITIES OFFERED HEREIN HAVE NOT BEEN APPROVED, DISAPPROVED OR RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE CONTENT OF THE SUBSCRIPTION AGREEMENT AND ANY ATTACHMENTS THERETO. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE PURCHASE OF THE SECURITIES DESCRIBED IN THIS SUBSCRIPTION AGREEMENT INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

Class B Non-Voting Common Stock

In

Live Stream Technology Services Inc.

This Subscription Agreement (this "Agreement") is made between Live Stream Technology Services Inc., a company incorporated in Delaware (the "Company").and the investor executing this Agreement (the "Investor"). Pursuant to this Agreement, and subject to its terms and conditions, Company agrees to sell to the Investor, and the Investor agrees to purchase, that certain number of shares (the "Shares") of the Class B non-voting common stock of Company specified below pursuant to a Tier 2 offering (the "Offering") for total gross proceeds of up to $75,000,000.

The purchase price of such Shares is $3.00 per share (the "Per Share Purchase Price").

1. Subscription

a) The Investor hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereto at the Per Share Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Shares with respect to each Investor (the "Purchase Price") is payable in the manner provided in Section 2(a) below. The minimum number of Shares that the Investor may purchase is 250 shares for a subscription price of $750.

b) Investor understands that the Shares are being offered pursuant to the Form 1-A Regulation A offering statement of which the Offering Circular forms a part, dated [________], 2023 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the "SEC") on [_________], 2023 (the "Offering Circular"). By subscribing to the Offering, the Investor acknowledges that Investor has received and reviewed a copy of the Offering Circular and any other information required by Investor to make an investment decision with respect to the Shares. The Company will accept tenders of funds to purchase the Shares. The Company will close on investments on a "rolling basis," pursuant to the terms of the Offering Circular. As a result, not all investors will receive their Shares on the same date. After the Minimum Amount Offered has been raised, as per the Offering Circular, proceeds from the Offering will be made immediately available to the Company and the use of funds by the Company is not conditioned upon the sale of any other Securities.

c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed for hereunder. The Company, or its designated agents, will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor's subscription is rejected, Investor's payment (or portion thereof if partially rejected) will be returned to Investor without interest and, if rejected in whole, all of Investor's obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to an Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in full force and effect.

d) The terms of this Subscription Agreement shall be binding upon Investor and its permitted transferees, heirs, successors, and assigns (collectively, the "Transferees"); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

2. Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor's subscription. Upon receipt by Company of (i) the executed Subscription Agreement, (ii) the Purchase Price, (ii) the completed "Investor Questionnaire" in the form attached as Exhibit A, and (iv) any other documents or information requested by Company or its agents for the purpose of satisfying the Company's accreditation obligations, Investor's purchase will be considered for acceptance by Company.

3. Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of Closing: (a) (a) the Company is duly formed and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted, to own its assets, and to consummate the transactions contemplated by this Subscription Agreement; (b) The issuance, sale, and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold, and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid, and non-assessable; (c) the acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company's powers and have been duly authorized by all necessary corporate action on the part of the Company.

4. Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of the Closing:

a) Requisite Power and Authority. (i) Investor has all requisite authority to purchase the Securities, enter into this Subscription Agreement, and to perform all the obligations required to be performed by Investor hereunder and thereunder, and none of the foregoing will contravene any law, rule, or regulation binding on Investor or any investment guideline or restriction applicable to Investor; (ii) if Investor is a legal entity, and not a natural person, Investor is duly formed and validly existing under the laws of the state of Investor's formation or domestication, with full power and authority to conduct its business as it is currently being conducted and to own its assets; (iii) Investor has all requisite legal capacity, power, and authority to consummate the transactions contemplated by this agreement and the Offering Circular; (iv) Investor is not acquiring the Securities as a nominee or agent or otherwise for any other person; (v) Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which Investor purchases or sells securities and obtain any consent, approval, or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which Investor is subject or in which Investor makes such purchases or sales, and the Company shall have no responsibility therefor.

b) Company Offering Circular. Investor acknowledges the public availability of the Company's Offering Circular which can be viewed on the SEC Edgar Database, under the CIK number 0001908239. This Offering Circular is made available in the Company's qualified offering statement on SEC Form 1-A, as amended, and was qualified by the SEC on [___________], 2023. In the Company's Offering Circular, it makes clear the terms and conditions of the Offering of the Shares and the risks associated therewith are described. Investor has had an opportunity to discuss the Company's business, management, and financial affairs with directors, officers, and management of the Company. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Except as set forth herein, no representations or warranties have been made to Investor, or to Investor's advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition. No federal or state agency including, without limitation, the SEC or the securities commission of any state, has approved or disapproved the Securities, passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment. Investor has not been furnished and is not relying upon any offering literature regarding the Company or the Securities other than the Offering Circular.

c) Investment Experience; Investor Determination of Suitability. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor's investment in the Shares, and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor's investment in the Shares, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular entitled "Risk Factors," and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor could bear a complete loss of Investor's investment in the Company.

d) No Registration. Investor understands that the Shares are not being registered under the Securities Act on the ground that the issuance is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the Shares, in the offering. Investor further understands that the Company is offering the Shares by members of its management and through broker/dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"). The Investor covenants not to sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; and (B) that the Company and its representatives and affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

e) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor's entire investment in the Shares. Investor acknowledges and agrees that the Company may conduct future offerings, which will dilute the Investor's ownership interest in the Company, at its sole discretion without any notice to Investor.

f) Accredited Investor Status or Investment Limits. Investor represents that either:

(i) that Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Shares Act; or

(ii) that the Purchase Price, together with any other amounts previously used to purchase Shares in this offering, does not exceed 10% of the greater of Investor's annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor's most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

g) Stockholder Information. Within five days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company's stockholders. Investor further agrees that in the event it transfers any Shares, it will require the transferee of such Shares to agree to provide such information to the Company as a condition of such transfer. Investor understands that, unless Investor notifies the Company in writing to the contrary at or before the Closing, each of Investor's representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

h) Valuation; Arbitrary Determination of Per Share Purchase Price by the Company. Investor acknowledges that the Per Share Purchase Price of the Shares to be sold in this Offering was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor's investment will bear a lower valuation.

i) Domicile. Investor maintains Investor's domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

j) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor's jurisdiction.

k) Fiduciary Capacity. Investor represents, warrants and agrees that, if Investor is acquiring the Securities in a fiduciary capacity: (i) the above representations, warranties, agreements, acknowledgements and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Securities are being acquired; (ii) the name of such person or persons is indicated below under Investor's name; and (iii) such further information as the Company deems appropriate shall be furnished regarding such person or persons.

Investor acknowledges that its subscription and this Subscription Agreement would not be accepted by the Company in the absence of the foregoing representations, warranties, agreements, acknowledgments, and understandings.

5. Indemnity. Investor acknowledges and understands the meaning and legal consequences of the representations, warranties, agreements, acknowledgments and understandings set forth in this Subscription Agreement and agrees, to the maximum extent allowed by law, to indemnify and hold harmless the Company, its directors, officers, stockholders, managers, members, agents, employees, controlling persons within the meaning of Section 15 of the Securities Act, employees and attorneys from and against any and all losses, claims, actions, damages, liabilities, costs or expenses, including but not limited to attorneys' fees and court costs (collectively, "Claims"), to which any of the foregoing persons may become subject (including without limitation Claims under the Securities Act or under State Securities Laws), insofar as such Claims are due to or arise out of or are connected directly or indirectly to any breach of any such representation, warranty, agreement, acknowledgment or understanding made by the Investor, regardless of whether the Claim is brought or caused by the undersigned or another party.

6. Waiver of Rights By making the foregoing representations and warranties, the Investor does not waive any right of action under federal or state securities laws. However, the Company may assert the Investor's representations and warranties on the Company's own behalf in any proceeding or other dispute with any party. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any principles of conflict of laws. TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW,

INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

7. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by electronic mail or sent by registered or certified mail, return receipt requested, postage prepaid to Investor at the address indicated on the signature page to this Subscription Agreement and to the Company at the following address (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Live Stream Technology Services Inc.
701 Brickell Avenue, Suite 1550
Miami, FL 33131
ba@buyalerts.com

8. Miscellaneous. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. None of the provisions of this Subscription Agreement may be waived, changed, or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. If any term or provision of this Subscription Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement. This Subscription Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Consent to Electronic Delivery of Notices, Disclosures and Forms. Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient's spam filters by the recipient's email service provider, or due to a recipient's change of address, or due to technology issues by the recipient's service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

INVESTOR CERTIFIES THAT THEY HAVE READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

IN WITNESS WHEREOF, the undersigned purchaser hereby enters into this Subscription Agreement with Live Stream Technology Services Inc., a company incorporated in Delaware as of the date written below, and agrees to be bound in all respects by the terms and conditions hereof. The undersigned purchaser shall purchase the number of the Shares specified below for the aggregate Purchase Price specified below:

Number of Shares:
Price per Share:	$3.00
Total Purchase Price:

_________________________________________
Date

PURCHASER (if an individual)	PURCHASER (if an entity)

Print Name	Print Name of Entity

Signature	Signature of Authorized Signatory

Print Name of Additional Signatory	Name of Signatory

Additional Signature (If joint tenants or tenants in common)	Title of Signatory

Address of Principal Residence:	Address of Executive Offices:

Telephone Number	Telephone Number

Email Address	Email Address

EXHIBIT A

INVESTOR QUESTIONNAIRE

See Attached.

Live Stream Technology Services Inc. ACCREDITED INVESTOR QUESTIONNAIRE

This Investor Questionnaire is distributed to certain individuals and entities that may be offered the opportunity to purchase securities (the "Securities") issued by Live Stream Technology Services Inc., a Delaware corporation (the "Company"). The purpose of this Investor Questionnaire is to assure the Company that all such offers and purchases will meet the accredited investor standards imposed by the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. The undersigned represents that the information provided in this Investor Questionnaire is complete and accurate and will notify the Company of any material change in such information prior to the undersigned's investment in the Company.

A. INDIVIDUAL INVESTORS

If the undersigned (i.e. the potential offeree and purchaser of the Securities) is an individual, then the undersigned individual hereby represents and warrants that each statement initialed or checked below is true and correct regarding the undersigned individual (initial or check each statement below that applies to the undersigned individual):

____	(1)

The undersigned's individual net worth, or joint net worth with the undersigned's spouse or spousal equivalent, exceeds $1,000,000. ("Net worth" means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. "Net worth" can include the value of any other shares of stock or options and any personal property (e.g. furniture, jewelry, other valuables. "Joint net worth" means the aggregate net worth of you and your spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

____	(2)

The undersigned's income during each of the last two years exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned's spouse during each of the last two years exceed $300,000; and the undersigned reasonably expects the undersigned's income, or the joint income of the undersigned and the undersigned's spouse, to exceed the corresponding applicable threshold this year.

____	(3)

The undersigned individual is a manager, director, executive officer, or general partner of the Company. ("Executive officer" means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

____	(4)

The undersigned individual holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

____	(5)	None of statements (1) through (4) above is true and accurate with respect to the undersigned individual.

B. ENTITY INVESTORS

If the undersigned (i.e. the potential offeree and purchaser of the Securities) is an entity, then the undersigned entity hereby represents and warrants that each statement below initialed or checked below is true and correct regarding the undersigned entity (initial or check each statement below that applies to the undersigned entity):

____	(1)

The undersigned is a corporation, partnership, business trust, limited liability company, Indian tribe, governmental body, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that (i) has total assets in excess of $5,000,000, and (ii) is not formed for the specific purpose of acquiring the Securities.

____	(2)

The undersigned is a bank, insurance company, investment company registered under theUnited States Investment Company Act of 1940, as amended, a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

____	(3)

The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

____	(4)

The undersigned is an employee benefit plan and either (i) all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) the undersigned has total assets in excess of $5,000,000 or (iii) if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

____	(5)

The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) are accredited investors (i.e. one or more of statements (6) through (10) are true and accurate with respect to any equity owner that is an entity, and one or more of statements (1) through (3) are true and accurate with respect to any equity owner that is an individual).

____	(6)

The undersigned is a "family office," as defined by the "family office rule" set forth in Rule 202(a)(11)(G)-1 of the Advisers Act that: (i) has at least $5 million in assets under management; (ii) was not formed for the specific purpose of acquiring the securities offered by the Company; and (iii) has its prospective investment directed by a person who has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment in the Company.

____	(7)	The undersigned is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

____	(8)	None of statements (1) through (7) above of this Section B is true and accurate with respect to the undersigned entity.

If the undersigned is representing and warranting with respect to statement (4)(iii), statement (5), and statement (6)(iii) above, please list below the names and statements contained in this Investor Questionnaire that are true and accurate as to the accredited investors or individuals who are making the investment decisions (statement (4)(iii)) or who are the equity owners (statement (5)) or who directs the investments of the family office (statement (6)(iii)) (attach additional pages if necessary):

Statement Applying to
Person Making Decision/Equity Owner	Such Person

The undersigned represents and warrants that the information provided by the undersigned in this Investor Questionnaire is complete and accurate to the best of the undersigned's information and belief, and the undersigned agrees to promptly notify the Company of any change in any of such information prior to an investment. The undersigned acknowledges and understands that the Company is relying on the truth and accuracy of the information in order to comply with federal and state securities laws.

(Print Investor Name)

(Signature on behalf of Investor)

(Printed name of signor, if different from Investor name above)

(Title of signor on behalf of Investor, if any)

(Date)